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                                                                     EXHIBIT 1.1


                               $

                         PACIFICARE HEALTH SYSTEMS, INC.
                            (a Delaware corporation)
                               % Senior Notes due

                             UNDERWRITING AGREEMENT


                                                                          , 1998


BancAmerica Robertson Stephens
  as Representatives of the several Underwriters
231 S. LaSalle Street
Chicago, Illinois  60697



Dear Sirs:

     PacifiCare Health Systems, Inc., a Delaware corporation (the "Company"), confirms its agreement with BancAmerica Robertson Stephens and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any Underwriter substituted as hereinafter provided in
Section 10 hereof), for whom BancAmerica Robertson Stephens is acting as representative (in such capacity, BancAmerica Robertson Stephens shall hereinafter be referred to as the "Representative"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not
jointly, of $ aggregate principal amount of the Company's    % Senior Notes due
("Securities"). The Securities are to be issued pursuant to an indenture (the "Indenture") between

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the Company, and Chase Manhattan Bank and Trust Company, National Association,
as trustee (the "Trustee").

      Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended to the date of this
Agreement, the "Registration Statement") on Form S-3 (No. 333-    ) including a
prospectus relating to the registration of debt of the Company, including the Securities,(the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "1933 Act") and has filed with, mailed for filing to, or shall promptly hereafter file with or transmit to the Commission a final prospectus supplement specifically relating to the Securities pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The term "Basic Prospectus" means the prospectus (other than the prospectus supplement specifically relating to the Securities) included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the final prospectus supplement specifically relating to the Securities. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. The term "Material Subsidiaries" means those subsidiaries of the Company named in Schedule B hereto. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus shall


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be deemed to mean and include the filing of any document under the Securities
Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Pricing Agreement has been executed and delivered and the Statement of Eligibility of the Trustee on form T-1 has been filed under the Trust Indenture Act of 1939, as amended (the "1939 Act").


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      SECTION 1. Representations and Warranties.

      (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

            (i) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and, at the Representation Date, the Prospectus complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

            (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries (each such subsidiary being referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries") as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company's ratios of


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      earnings to fixed charges (actual and, if any, pro forma) included in the
      Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

            (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or
      (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

            (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

            (vi) Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state or other jurisdiction of incorporation. Each Material Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries considered as one enterprise. The Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or


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      other business organization other than the Subsidiaries. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, redemptions of the Company's Series A Cumulative Convertible Preferred Stock or the exercise of convertible securities, in each case as referred to in the Prospectus); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

            (viii) The Company and each of the Material Subsidiaries (a) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and (b) is in compliance with all Requirements of Law, except to the extent that the failure to have the same or be in such compliance would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise. As used herein, the term "Requirements of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Company or any of its Subsidiaries or any of its or their property or to which the Company or any of its Subsidiaries or any of its or their property is subject; and the term "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            (ix) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation, charter, by-laws or other governing instruments or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in


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      any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject except for any violation or default which, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, charter, by-laws or other governing instruments of the Company or any Subsidiary or any applicable law, administrative regulation or administrative or court decree, except for any such occurrence which, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise;

            (x) Neither the Company nor the Material Subsidiaries have any collective bargaining agreements nor, to the knowledge of the Company, are any union organizing activities taking place with respect to the Company or the Material Subsidiaries.

            (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or any Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the


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      1933 Act or by the 1933 Act Regulations which have not been so filed or included.

            (xii) The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. As use herein, the term "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

            (xiii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the qualification of the Indenture under the 1939 Act.

            (xiv) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company.

            (xv) The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly qualified under the 1939 Act and duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

            (xvi) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the Purchase Price therefor specified in the Pricing Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general


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      equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (xvii) The Company has all requisite power and authority to enter into this Agreement, including the Pricing Agreement, and to carry out the provisions and conditions thereof.

            (xviii) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

            (xix) The Securities rank and will rank on a parity with all indebtedness of the Company outstanding under the Credit Facility (as referred to in the Prospectus) that is outstanding on the date hereof or that may be incurred hereafter.

      (xx) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (xxi) The Company and each of its Subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of any liens, encumbrances or restrictions and all of the leases and subleases of the Company and its Subsidiaries and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force, except, in each case, such as (A) are described in the Prospectus or (B) do not materially impair or interfere with the current use made of such properties or (C) would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries considered as one enterprise;


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            (xxii) The Company and each of its Subsidiaries complies in all material respects with all Environmental Laws (as defined below) except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise. Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets that might be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. As used herein, the term "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or any of its Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

      (b) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters: Closing.

      (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in the Pricing Agreement, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.


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      The initial public offering price of the Securities shall be a fixed price to be determined by agreement between the Representative and the Company. The interest rate on the Securities likewise shall be determined by agreement between the Company and the Representative. The initial public offering price, the interest rate and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices and interest rate have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representative.

      (b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Konowiecki & Rank, 633 West Fifth Street, Suite 3500, Los Angeles, California, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the execution of the Pricing Agreement, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company in same day funds payable to the order of the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. One or more global certificates representing the Securities shall be delivered to The Depository Trust Company ("DTC"). Interests in the Underwriters' Securities will be represented by book entries on the records of DTC as the Representative may request not less than two full business days in advance of the Closing Date. The Company agrees to have the global certificate(s), if any, available for inspection by the Representative in New York, New York, not later than 1:00 p.m. Eastern Daylight Time on the business day prior to the Closing Date.


      SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

            (a) The Company will notify the Representative immediately (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement


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      or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representative or counsel for the Underwriters shall object.

            (c) The Company will deliver to the Representative as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request and will also deliver to the Representative a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

            (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

            (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the


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      Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

            (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

            (g) Not later than the 50th day following the end of the first fiscal quarter occurring after the first anniversary of the effective date (as defined in Rule 158 under the 1933 Act), the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the 1933 Act and Rule 158 thereunder.

            (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

            (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (j) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the Representative' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Securities or securities similar to the Securities, or any securities convertible into or exchangeable or exercisable for any Securities or any such similar securities, except for


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      Securities sold to the Underwriters pursuant to this Agreement.

      SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction of this Agreement, the Indenture and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey and a Legal Investment Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto,
(vii) the reproduction and delivery to the Underwriters of copies of a Blue Sky Survey and any Legal Investment Survey, if any, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities; and (x) the fee of the National Association of Securities Dealers, Inc.
("NASD"), if any.

      If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.


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

            (b) At Closing Time the Representative shall have received:

                  (1) The opinion, dated as of Closing Time, of Cooley Godward
            LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                        (ii) The Company has all requisite corporate power and
                  authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Indenture and the Securities.

                        (iii) The Company is duly qualified as a foreign
                  corporation to transact business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company and its Subsidiaries considered as one enterprise.

                        (iv) Each Material Subsidiary has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the state of its incorporation; has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Registration Statement and Prospectus; is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the ownership of its property and the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify


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
                  would materially and adversely affect the Company and its Subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record by the Company, directly or through Subsidiaries, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                        (v) This Agreement and the Pricing Agreement have each
                  been duly authorized, executed and delivered by the Company.

                        (vi) The Registration Statement is effective under the
                  1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and to such counsel's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

                        (vii) At the time the Registration Statement became
                  effective, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein or derived therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                        (viii) To such counsel's knowledge, there are no legal
                  or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein.

                        (ix) The information in the Prospectus under
                  "Description of Notes", to the extent that it constitutes matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, is accurate and fairly presents, to the extent required by the 1933 Act and the 1933 Act Regulations, the matters referred to therein.

                        (x) To such counsel's knowledge, there are no contracts,
                  indentures, mortgages, loan
                  agreement, notes, leases or other instruments required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto contained or incorporated in the Prospectus fairly present and summarize such documents to the extent required by the 1933 Act and the 1933 Act Regulations.

                        (xi) No authorization, approval, consent or order of any
                  court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities contemplated herein and in the Prospectus, except
                  (a) as disclosed in the Registration Statement, or (b) such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or from the NASD or the qualification of the Indenture under the 1939 Act.

                        (xii) The execution, delivery and performance of this
                  Agreement, the Pricing Agreement, the Indenture, and the global notes representing the Securities and the consummation of the transactions contemplated herein and therein and performance by the Company of its obligations hereunder and thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Agreement, as to which such counsel need express no opinion) do not violate any provision of the Company's Certificate of Incorporation or Bylaws or the charter or Bylaws of any Material Subsidiary, and will not constitute a material default under those agreements identified by the Company as being material to the businesses of itself and its Subsidiaries as set forth on a schedule attached to such counsel's opinion and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company (other than state securities laws as to which such counsel need not express an opinion) or (b) any order, writ, judgement, injunction, decree, determination or award which has been entered against the Company and of which such counsel is aware, in each case the violation or contravention of which would materially and adversely affect the

                  Company and its Subsidiaries considered as one enterprise.

                        (xiii) To the best of such counsel's knowledge, there
                  are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act as a result of the filing of the Registration Statement.

                        (xiv) The Indenture and the Securities have been duly
                  authorized, and the Indenture has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) the Indenture constitutes and the Securities, when [executed by the Company and], authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor specified in the Pricing Agreement, will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and limitations on the availability of equitable remedies.

                        (xv) The Securities are in the form contemplated by the
                  Indenture.

                        (xvi) The Indenture has been duly qualified under the
                  1939 Act.

                        (xvii) The Securities conform in all material respects
                  to the description thereof contained in the Prospectus under the caption "Description of Notes."

                        (xvii) The annual Report on Form 10-K for the fiscal
                  year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed by the Company pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial and statistical data included therein or derived therefrom, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied as to form when so filed with the 1934 Act and the 1934 Act Regulations.

In giving the opinion required by subsection (b)(1) of this Section, such counsel shall additionally state that during the course of the preparation of the Registration Statement such counsel participated in conferences with the Underwriters, the Underwriters' counsel, and with officers and other representatives of the Company, other counsel and its independent public accountants at which the contents of the Registration Statement and Prospectus were discussed, and while such counsel have not independently verified and are not passing upon the accuracy, completeness or fairness of the statements made in the Registration Statement and Prospectus, except as set forth in paragraph
(xvii) above, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules, other financial information and statistical data derived therefrom or included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need not make a statement), at the time it became effective and on the Representation Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, other financial information and statistical data derived therefrom or included or incorporated by reference therein, as to which counsel need make no statement), as of its date or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that they have relied on the opinion of Konowiecki & Rank, as regular corporate counsel to the Company, or on the opinions of local counsel and, with respect to the opinion rendered pursuant to Section 5(b)(1)(xiv), such counsel may note that the Indenture and the Securities designate the laws of the State of New York as the laws governing the Indenture and the Securities and may state that their opinion is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New
York) to the interpretation and enforcement of the Indenture and Securities.

                  (2) The opinion, dated as of Closing Time, of Mayer, Brown &
            Platt, counsel for the Underwriters, with respect to such matters as the Underwriters shall require.

            (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the

      Representative shall have received a certificate of the chief executive officer or the chief financial officer of the Company and of the secretary of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
      (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP, independent public accountants, a letter dated the date of such execution, in form and substance satisfactory to the Representative, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement, or (B) the unaudited amounts of revenues, net income and net income per share set forth under "Selected Consolidated Financial Information" in the Prospectus were not determined on a basis consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

            (e) At Closing Time the Representative shall have received from Ernst & Young LLP, independent public accountants, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

            (f) At Closing Time, the Securities shall be rated at least Baa3 by Moody's Investors Service Inc. and BBB by Standard & Poor's Corporation, and the Company shall have delivered to the Representative a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and, since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any other debt or preferred stock of the Company by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

            (g) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing
Time, and such
termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

      SECTION 6.  Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the Prospectus or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by BancAmerica Robertson Stephens), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned to the extent that any such loss claim, damage or liability of such Underwriter results from the fact that a copy of the Prospectus, excluding documents incorporated by reference therein, was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person as required by the 1933 Act, if the untrue statement or omission concerned has been corrected in the Prospectus and delivery of such Prospectus would have avoided such liability.

      (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits (as described in the preceding sentence), but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. The Underwriters' obligation to contribute are several in proportion to their respective obligations and not joint. For purposes of this Section 7, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. No party will be liable for contribution with respect to any action or claim settled without its written consent. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or California authorities.

      (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except as set forth in Section 4.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at BancAmerica Robertson Stephens, 231 South LaSalle Street, Chicago, Illinois 60697, Attention:
Syndicate Manager, notices to the Company shall be directed to it at 3120 Lake Center Drive, Santa Ana, California 92704, Attention: Alan R. Hoops, President and Chief Executive Officer.

      SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    PacifiCare Health Systems, Inc.


                                    By
                                       -----------------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

BancAmerica Robertson Stephens


By
   ------------------------------
   Name:
   Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                       Aggregate
                                                    Principal Amount
         Name of Underwriter                          of Securities
         -------------------                        ----------------
BancAmerica Robertson Stephens..................       $

Chase Securities Inc. ..........................       $

Citicorp Securities, Inc. ......................       $

SBC Warburg Dillon Read Inc.....................       $
                                                       -----------
Total...........................................       $
                                                       ===========

                             $

                         PacifiCare Health Systems, Inc.
                            (a Delaware corporation)
                               % Senior Notes due
                                PRICING AGREEMENT

                                                                          , 1998

BancAmerica Robertson Stephens
  as Representative of the several Underwriters
  named in the within-mentioned Purchase Agreement
231 South LaSalle Street
Chicago, Illinois  60697

Dear Sirs:

      Reference is made to the Underwriting Agreement dated , 1998 (the "Underwriting Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto, for whom BancAmerica Robertson Stephens is acting
as representative (the "Representative"), of the above   % Senior Notes due (the
"Securities") of PacifiCare Health Systems, Inc., a Delaware corporation (the "Company").

      Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

            1. The initial public offering price of the Securities shall be    %
      of the principal amount thereof, plus accrued interest, if any, from the date of settlement.

            2. The purchase price to be paid by the Underwriters for the
      Securities shall be      % of the principal amount thereof.

            3. The interest rate on the Securities shall be     % per annum.

            4. The semi-annual interest payment dates shall be       and
      beginning on 1998.

            5. The maturity date shall be      .

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              PacifiCare Health Systems, Inc.


                              By
                                  ---------------------------------
                                  Name:
                                  Title:


CONFIRMED AND ACCEPTED, as of the date first above written:

BancAmerica Robertson Stephens


By
   -------------------------
   Name:
   Title:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                        2